For period ending 10-31-01
File Number 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Large Cap Growth Fund:

Security:                  Corning
Date of Purchase:          11/02/00
Date Offering commenced:   11/02/00
Purchase price:            71.25
Commission:                .0000
Securities acquired from:  Goldman Sachs
Affiliated Underwriter:    J.P. Morgan Securities
Amount purchased:          400
Total offering:            30000000

Security:                  Kraft Foods
Date of Purchase:          06/12/01
Date Offering commenced:   06/12/01
Purchase price:            31.00
Commission:                .0000
Securities acquired from:  C.S. First Boston
Affiliated Underwriter:    J.P. Morgan Securities
Amount purchased:          1100
Total offering:            280000000

Security:                  Sprint PCS
Date of Purchase:          08/07/01
Date Offering commenced:   08/07/01
Purchase price:            24.50
Commission:                .0000
Securities acquired from:  UBS Warburg
Affiliated Underwriter:    J.P. Morgan Securities
Amount purchased:          400
Total offering:            70000000